                                 AMENDMENT NO.3
                                       TO
                             PARTICIPATION AGREEMENT

This Amendment No.3 (this "Amendment") is made this 7th day of June 2001 to the Participation Agreement (the "Agreement"), dated January 1, 1997, by and among Cova Financial Services Life Insurance Company (the "Company"), Russell Insurance Funds (the "Investment Company"), and Russell Fund Distributors, Inc. (the "Underwriter").

WHEREAS, the parties wish to amend the Agreement to reflect the name change of Cova Financial Services Life Insurance Company to MetLife Investors Insurance Company; and

WHEREAS, the parties wish to formalize this change by amending the Agreement to reflect the Company's change of name;

NOW, THEREFORE, in consideration of premises and of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree, effective March 22, 2001, as follows:

1. The Agreement entered into by the parties on January 1, 1997 shall hereinafter be by and among MetLife Investors Insurance Company, Russell Insurance Funds and Russell Fund Distributors, Inc., and all references to Cova Financial Services Life Insurance Company shall be changed to MetLife Investors Insurance Company.

2.   Schedule A of the Agreement is hereby amended as follows:

                                   "SCHEDULE A
                                    ACCOUNTS

                                          Date of Resolution of Company's
     Name of Account                      Board which Established the Account

     MetLife Investors Variable Annuity
       Account One                           February 24, 1987

                                               LB. Russell

                                               TACOMA     LONDON AUCKLAND PARIS
                                               NEW YORK   SINGAPORE SYDNEY
                                               TORONTO    TOKYO

3. Section 2 of Schedule B of the Agreement is hereby amended and restated in its entirety to read as follows:

                                   "SCHEDULE B
                                    CONTRACTS

     "2. Funds currently available to act as investment vehicles for certain of the above-listed contracts:

     Russell Insurance Funds:        Multi-Style Equity Fund
                                     Aggressive Equity Fund
                                     Non-U.S. Fund
                                     Real Estate Securities Fund
                                     Core Bond Fund"

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed in its name and on its behalf of its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

ATTEST:                                 METLIFE INVESTORS INSURANCE COMPANY


/s/ Robin M. Pokorny                    By: /s/ [ILLEGIBLE SIGNATURE]
-------------------------------------       ------------------------------------
Robin M. Pokorny                            Senior VP & Chief Actuary


ATTEST:                                 RUSSELL INSURANCE FUNDS


/s/ [ILLEGIBLE SIGNATURE]               By: /s/ [ILLEGIBLE SIGNATURE]
-------------------------------------       ------------------------------------
Assistant Secretary                         President


ATTEST:                                 RUSSELL FUND DISTRIBUTORS, INC.


/s/ [ILLEGIBLE SIGNATURE]               By: /s/ [ILLEGIBLE SIGNATURE]
-------------------------------------       ------------------------------------
Assistant Secretary                         President

                                                LB. Russell

                                                TACOMA     LONDON AUCKLAND
                                                NEW YORK   PARIS SINGAPORE
                                                TORONTO    SYDNEY TOKYO

                                 AMENDMENT NO.2
                                       TO
                             PARTICIPATION AGREEMENT

This Amendment No. 2 (this "Amendment") is made this 17th day of November, 1999 to the Participation Agreement (the "Agreement"), dated January 1, 1998, by and among Cova Financial Services Life Insurance Company (the "Company"), Russell Insurance Funds (the "Investment Company"), and Russell Fund Distributors, Inc. (the "Underwriter").

WHEREAS, the parties wish to amend the Agreement to include an additional separate account and variable life insurance contracts to be issued by the Company; and

WHEREAS, the parties wish to formalize their understanding that those contracts will be offered only through insurance agents who are also registered representatives of A.G. Edwards & Sons, Inc.;

NOW, THEREFORE, in consideration of premises and of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. A new, additional Section 2.12 is hereby added to the Agreement to read in its entirety as follows:

     "2.12 The Company represents and warrants that the contracts that are variable life insurance contracts will be offered only by individuals who are registered representatives of A.G. Edwards & Sons, Inc."

2. Schedule A of the Agreement is hereby amended and restated in its entirety to read as follows:

                                   "SCHEDULE A
                                    ACCOUNTS

                                         Date of Resolution of Company's
     Name of Account                     Board which Established the Account

     Cova Variable Annuity Account One   February 24, 1987

     Cova Variable Life Account One      October 23, 1991"

3. Section 2 of Schedule B of the Agreement is hereby amended and restated in its entirety to read as follows:

                                   "SCHEDULE B
                                    CONTRACTS

             Contract Form Numbers:   XL - 407
                                      CL - 407
                                      XL - 617
                                      CL - 617
                                      CL40021
                                      CL400022
                                      CL40025
                                      CL400026
                                      CLPOO 1
                                      CCPOOI04"

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed in its name and on its behalf of its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

ATTEST:                                 COVA FINANCIAL SERVICES
                                        LIFE INSURANCE COMPANY


/s/ [ILLEGIBLE SIGNATURE]               By: /s/ Norma J. Naselli
-------------------------------------       ------------------------------------
First Vice President                        Assistant Vice President


ATTEST:                                 RUSSELL INSURANCE FUNDS


/s/ [ILLEGIBLE SIGNATURE]               By: /s/ [ILLEGIBLE SIGNATURE]
-------------------------------------       ------------------------------------
Assistant Secretary                         President


ATTEST:                                 RUSSELL


/s/ [ILLEGIBLE SIGNATURE]               By: /s/ [ILLEGIBLE SIGNATURE]
-------------------------------------       ------------------------------------
Assistant Secretary                         President

                                 AMENDMENT NO.1
                                       TO
                             PARTICIPATION AGREEMENT

This Amendment No.1 (this "Amendment") is made this 30th day, 1999 to the Participation Agreement (the "Agreement"), dated January 1, by and among Cova Financial Services Life Insurance Company (the "Company"), Russell Insurance Funds (the "Investment Company"), and Russell Fund Distributors, Inc. (the "Underwriter").

WHEREAS, the parties wish to amend the Agreement to include the Real Estate Securities Fund as an investment vehicle for certain of the Company's contracts;

NOW, THEREFORE, in consideration of premises and of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 2 of Schedule B of the Agreement is hereby amended and restated in its entirety to read as follows:

     "2. Funds currently available to act as investment vehicles for certain of the above-listed contracts:

          General Account of Cova Financial Services Life Insurance Company

          Russell Insurance Funds: Multi-Style Equity Fund

                                        Aggressive Equity Fund
                                        Non-U.S. Fund
                                        Core Bond Fund
                                        Real Estate Securities Fund"

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed in its name and on its behalf of its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

ATTEST:                                 COVA FINANCIAL SERVICES
                                        LIFE INSURANCE COMPANY


/s/ [ILLEGIBLE SIGNATURE]               By: /s/ Norma J. Naselli
-------------------------------------       ------------------------------------
Secretary                                   Assistant Vice President


ATTEST:                                 RUSSELL INSURANCE FUNDS


/s/ [ILLEGIBLE SIGNATURE]               By: /s/ [ILLEGIBLE SIGNATURE]
-------------------------------------       ------------------------------------
Assistant Secretary                         President


ATTEST:                                 RUSSELL FUND DISTRIBUTORS, INC.


/s/ [ILLEGIBLE SIGNATURE]               By: /s/ [ILLEGIBLE SIGNATURE]
-------------------------------------       ------------------------------------
Assistant Secretary                         President

                             PARTICIPATION AGREEMENT

                                      Among

                      RUSSELL INSURANCE FUNDS, RUSSELL FUND
                               DISTRIBUTORS, INC.

                                       and

                 COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY

     THIS AGREEMENT is made and entered into as of this 1st day of January, 1999, by and among COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY, a Missouri corporation (hereinafter the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as such schedule may be amended from time to time (each such account hereinafter referred to as the "Account" and collectively as the "Accounts"), and RUSSELL INSURANCE FUNDS, a Massachusetts Business Trust (hereinafter the "Investment Company"), and RUSSELL FUND DISTRIBUTORS, INC. a Washington corporation (hereinafter the "Underwriter").

     WHEREAS, Investment Company engages in business as a diversified open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products"); and

     WHEREAS, the beneficial interest in the Investment Company is divided into several series of shares, referred to individually as "Funds" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, Investment Company is registered as an open-end management investment company under the 1940 Act, and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, Frank Russell Investment Management Company (the "Adviser") is registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and

     WHEREAS, the Company has registered or will register certain variable life or annuity contracts or both under the 1933 Act, and offers or will offer for sale certain variable life or annuity contracts or both which are or will be exempt from registration; and

     WHEREAS, each Account is a duly organized, validly existing, segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to one or more variable life or annuity contracts; and

     WHEREAS, the Company has registered or will register one of the Accounts as a unit investment trust under the 1940 Act and other Accounts are exempt from registration; and

     WHEREAS, Investment Company has received "mixed and shared funding" exemptive relief from the Securities and Exchange Commission permitting it to offer its shares to life insurers in connection with variable annuity contracts and variable life insurance policies offered by such insurers which mayor may not be affiliated with each other (SEC Release IC-16160, Dec. 7, 1987); and

     WHEREAS, the Underwriter is registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the II 1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter the "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund certain of the aforesaid variable life or annuity contracts or both, and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  ARTICLE I. SALE OF INVESTMENT COMPANY SHARES

1.1 The Underwriter agrees to sell to the Company those shares of Investment Company which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Investment Company or its designee of the order for the shares of the Investment Company. For purposes of this Section 1.1, the Company shall be the designee of the Investment Company for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Investment Company; provided that the Investment Company receives notice of such order by 8:00 a.m. Pacific time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which Investment Company calculated its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2 The Investment Company agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Investment Company calculates its net asset value pursuant to rules of the Securities and Exchange Commission, and the Investment Company shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Investment Company (hereinafter the "Board") may refuse to sell shares of any Fund, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

1.3 The Investment Company and the Underwriter agree that all shares of the Investment Company will be sold only to Participating Insurance Companies which have agreed to participate in the Investment Company to fund their Separate Accounts and/or to Qualified Plans, all in accordance with the requirements of
Section 817(h)(4) of the Internal Revenue Code of 1986, as amended ("Code"), and Treasury Regulation 1.817-5. No shares of any Investment Company will be sold to the general public.

1.4 The Investment Company agrees to redeem for cash, on the Company's request, any full or fractional shares of the Investment Company held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Investment Company or its designee of the request for redemption. For purposes of this

Section 1.4, the Company shall be the designee of the Investment Company for receipt of requests for redemption from each Account, and receipt by such designee shall constitute receipt by the Investment Company; provided that the Investment Company receives notice of such request for redemption by 8:00 a.m. Pacific time on the next following Business Day.

1.5 The Company agrees to purchase and redeem the shares of selected Funds offered by the then-current prospectus of the Investment Company and in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable life and annuity contracts with the form number(s) which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"), may be invested in the Investment Company, in such other investment companies advised by the Adviser as may be mutually agreed to in writing by the parties hereto, in the Company's general account or in other separate accounts of the Company managed by the Company or an affiliate, provided that such amounts may also be invested in an investment company other than the Investment Company if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Funds of the Investment Company and (b) the Company gives the Investment Company and the Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts and (c) the Investment Company or Underwriter consents to the use of such other investment company.

1.6 The Company shall pay for Investment Company shares on the next Business Day after an order to purchase Investment Company shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire.

1.7 Issuance and transfer of the Investment Company's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Investment Company will be recorded in an appropriate title for each Account.

1.8 The Investment Company shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Investment Company's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. Investment Company shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9 The Investment Company shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 3:30 P.M. Pacific time. If the Investment Company provides the Company with materially incorrect share net asset value information through no fault of the Company, the Company on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. If a Separate Account, due to such error, has received amounts in excess of the amounts to which it is entitled, the Company, when requested by the Investment Company, shall make adjustments to the Separate Account to reflect the change in the values of the shares as reflected in the unit values of the affected Variable Contract owners who still have values in the applicable Fund. No adjustment for an error shall be taken in any Separate Account until such time as the parties hereto have agreed to a resolution of the error, but the parties shall use all reasonable efforts to reach such agreement within two business days after the discovery of the error.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that the Contracts are registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance law and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or is exempt from registration thereunder.

2.2 The Investment Company represents and warrants that Investment Company shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Washington and all applicable federal and state securities laws and that the Investment Company is and shall remain registered under the 1940 Act. The Investment Company shall amend the Registration Statement for its shares under the 1933 and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Investment Company shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Investment Company or the Underwriter.

2.3 The Investment Company represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4 The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Investment Company and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5 The Investment Company currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-l, the. Investment Company undertakes to have a board of trustees, a majority of whom are not interested persons of the Investment Company, formulate and approve any plan under Rule 12b-l to finance distribution expenses.

2.6 The Investment Company makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

2.7 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Investment Company shares in accordance with any applicable state laws and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.8 The Investment Company represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.9 The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Investment Company in compliance in all material respects any applicable state laws and federal securities laws.

2.10 The Investment Company and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money or securities of the Investment Company are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Investment Company in an amount not less than the minimal coverage as required currently by Rule 17 g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Investment Company are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Investment Company in an amount not less than five million dollars ($5 million). The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

             ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS: VOTING

3.1 The Underwriter shall provide the Company with as many printed copies of the Investment Company's current prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Investment Company shall provide camera-ready film or computer diskettes containing the Investment Company's prospectus and Statement of Additional Information and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Investment Company is amended during the year) to have the prospectus for the Contracts and the Investment Company's prospectus printed together in one document, and to have the Statement of Additional Information for the Investment Company and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Investment Company's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses approved pursuant to Section 1.5 and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Investment Company prospectuses and Statements of Additional Information shall be the expense of the Company. For Prospectuses and Statement of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Investment Company. If the Company chooses to receive camera ready film or computer diskettes in lieu of receiving printed copies of the Investment Company's prospectus, the Investment Company will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Investment Company's per unit cost of typesetting and printing the Investment Company's prospectus. The same procedures shall be followed with respect to the Investment Company's Statement of Additional Information.

     The Company agrees to provide the Investment Company or its designee with such information as may be reasonably requested by the Investment Company to assure that the Investment Company's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

3.2 The Investment Company's prospectus shall state that the Statement of Additional Information for the Investment Company is available from the Underwriter or the Company (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the Investment Company).

3.3 The Investment Company, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other required communications (except for prospectuses and Statement of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.4 The Company will provide pass-through voting privileges to all Contract owners so long as the SEC continues to interpret the Investment Company Act of 1940 as requiring pass-through voting privileges for Contract owners. Accordingly, the Company, where applicable, will vote shares of the Fund held in its separate accounts in a manner consistent with voting instructions timely received from its Variable Insurance Product owners. The Company will be responsible for assuring that each of its Separate Accounts that participates in the Investment Company calculates voting privileges in a manner consistent with other participating insurance companies. The Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

3.5 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Investment Company Act of 1940 or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Investment Company's mixed and shared funding exemptive order, then the Investment Company, and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

3.6 The Investment Company will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Investment Company will either provide for annual or special meetings or comply with the requirements of
Section 16(c) of the 1940 Act (although the Investment Company is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Investment Company will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1 The Company shall furnish, or shall cause to be furnished, to the Investment Company or its designee, each piece of sales literature or other promotional material, or component thereof, in which the Investment Company, the Adviser, or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Investment Company or its designee object to such use within fifteen Business Days after receipt of such material.

4.2 The Company shall not give any information or make any representations or statements on behalf of the Investment Company or concerning the Investment Company in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Investment Company shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Investment Company, or in sales literature or other promotional material approved by the Investment Company or its designee or by the Underwriter, except with the permission of the Investment Company or the Underwriter or the designee of either.

4.3 The Investment Company, the Underwriter, or their designees shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional' material, or component thereof, in which the Company or its separate Accounts are named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee objects to such use within fifteen Business Days after receipt of such material.

4.4 The Investment Company and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or offering materials for the Contracts, as such may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5 The Investment Company will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Investment Company or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.6 The Company will provide to the Investment Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities. In the case of unregistered Contracts, in lieu of providing prospectuses and Statements of Additional Information, the Company shall provide the Investment Company with one complete copy of the offering materials for the Contracts.

4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

                         ARTICLE V. POTENTIAL CONFLICTS

5.1 The parties acknowledge that Investment Company has received a "mixed and shared funding" exemptive order from the SEC granting relief from various provisions of the Investment Company Act of 1940 and the rules thereunder to the extent necessary to permit Investment Company shares to be sold to and held by Variable Insurance Products separate accounts of both affiliated and unaffiliated participating insurance companies. The exemptive order requires the Investment Company and each participating insurance company to comply with conditions and undertakings substantially as provided in this Article V. The Investment Company will not enter into a participation agreement with any other participating insurance company unless it imposes the same conditions and undertakings as are imposed on the Company.

5.2 The Investment Company's Board of Trustees ("Board") will monitor the Investment Company for the existence of any material irreconcilable conflict between the interests of Contract owners of all separate accounts investing in the Investment Company. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Investment Company are being managed; (e) a difference in voting instructions given by Contract owners; and (t) a decision by a participating insurance company to disregard the voting instructions of Contract owners.

5.3 The Company will report any potential or existing conflicts to the Investment Company's Board. The Company will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the Company to inform the Board whenever it has determined to disregard Contract owner voting instructions. These responsibilities of the Company will be carried out with a view only to the interests of the Contract owners.

5.4 If a majority of the Board or majority of its disinterested Trustees, determines that a material irreconcilable conflict exists affecting the Company, then the Company, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the separate accounts from the Investment Company or any Fund thereof and reinvesting those assets in a different investment medium, which may include another Fund of the Investment Company, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Contract owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance contract owners of one or more participating insurance companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of the Company's decision to disregard Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required at the election of the Investment Company, to withdraw its separate accounts' investment in the Investment Company, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Contract owners.

     For the purposes of this Section 5.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will the Investment Company or any investment adviser of the Investment Company be required to establish a new funding medium for any Contract. Further, the Company shall not be required by this Section 5.4 to establish a new funding medium for any Contract if any offer to do so has been declined by a vote of a majority of Contract owners materially and adversely affected by the irreconcilable material conflict.

5.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to the Company.

5.6. No less than annually, the Company shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

                          ARTICLE VI. FEES AND EXPENSES

6.1 The Investment Company and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Investment Company or any Fund adopts and implements a plan pursuant to Rule 12b-l to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter, or other resources available to the Underwriter. No such payments shall be made directly by the Investment Company. Currently, no such payments are contemplated.

6.2 All expenses incident to performance by the Investment Company under this Agreement shall be paid by the Investment Company. The Investment Company shall ensure that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Investment Company, in accordance with applicable state laws prior to their sale. The Investment Company shall bear the expenses for the cost of registration and qualification of the Investment Company's shares, preparation and filing of the Investment Company's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Investment Company's shares.

6.3 The Company shall bear the expenses of distributing the Investment Company's prospectus, proxy materials, and reports to owners of Contracts issued by the Company.

                          ARTICLE VII. DIVERSIFICATION

7.1 The Investment Company will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Investment Company will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

                          ARTICLE VIII. INDEMNIFICATION

8.1 INDEMNIFICATION BY THE COMPANY

8.1(a). The Company agrees to indemnify and hold harmless the Investment Company and each member of the Board and officers and each person, if any, who controls the Investment Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or action in respect thereof) or settlements are related to the sale or acquisition of the Investment Company's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any Registration Statement, prospectus or other offering materials for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Investment Company for use in any Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Investment Company's shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Investment Company not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Investment Company shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Investment Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Investment Company by or on behalf of the Company; or

     (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of a result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1 (b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Investment Company, whichever is applicable.

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Investment Company shares or the Contracts or the operation of the Investment Company.

8.2 INDEMNIFICATION BY THE UNDERWRITER

8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims,. damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Investment Company's shares or the Contracts and;

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Investment Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Investment Company by or on behalf of the Company for use in the Registration Statement or prospectus for the Investment Company or in the sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Investment Company shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in any Registration Statement, prospectus, other offering materials or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Investment Company, Adviser, or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Investment Company shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, other offering materials or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished. to the Company by or on behalf of the Investment Company; or

     (iv) arise as a result of any failure by the Investment Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VII of this Agreement); or

     (v) arise out of or result from any material breach of any representation or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to 'any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or each Account, whichever is applicable.

8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for' any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of any Account.

8.3 INDEMNIFICATION BY THE INVESTMENT COMPANY

8.3(a). The Investment Company agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Investment Company or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Investment Company and:

     (i) arise as a result of any failure by the Investment Company to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VII of this Agreement); or

     (ii) arise out of or result from any material breach of any representation or warranty made by the Investment Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Investment Company, as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b). The Investment Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's will misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Investment Company, the Underwriter or any Account, which ever is applicable.

8.3(c). The Investment Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Investment Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Investment Company of any such claim shall not relieve the Investment Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Investment Company will be entitled to participate, at its own expense, in the defense thereof. The Investment Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Investment Company to such party of the Investment Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Investment Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). The Company and the Underwriter agree promptly to notify the Investment Company of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of any Account, or the sale or acquisition of shares of the Investment Company.

                           ARTICLE IX. APPLICABLE LAW

9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Washington.

9.2 To the extent they are applicable, this Agreement shall be subject to the provisions of the 1933,.1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                       ARTICLE X. TERMINATION OF AGREEMENT

10.1 This Agreement shall continue in full force and effect until the first to occur of:

     (a) termination by any party for any reason by one hundred twenty (120) days advance written notice delivered to the other parties; or

     (b) termination by the Company by written notice to the Investment Company and the Underwriter with respect to any fund based upon the Company's determination that shares of such Fund are not reasonable available to meet the requirements of the Contracts; or

     (c) termination by the Company by written notice to the Investment Company and the Underwriter with respect to any Fund in the event any of the Fund's shares are not registered, issued, or sold materially in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

     (d) Termination by the Company by written notice to the Investment Company and the Underwriter with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Investment Company may fail to so qualify; or

     (e) termination by the Company by written notice to the Investment Company and the Underwriter with respect to any Fund in the event that such Fund fails to meet the diversification requirements specified in Article VII hereof or if the Company reasonably believes that the Fund may fail to so qualify; or

     (f) termination by either the Investment Company or the Underwriter by written notice to the Company, if either one or both of the Investment Company or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (g) termination by the Company by written notice to the Investment Company and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Investment Company or the Underwriter has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (h) the Company, upon the institution of formal proceedings against the Investment Company by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which. would, in the Company's reasonable judgment, materially impair the Investment Company's ability to meet and perform the Investment Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice;

     (i) termination by the Investment Company upon the institution of formal proceedings against the Company by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Investment Company's reasonable judgment, materially impair the Company's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Investment Company with said termination to be effective upon receipt of notice;

     (j) termination by the Company, upon the Investment Company's or the Underwriter's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten days after written notice of such breach is delivered to the Investment Company;

     (k) termination by the Investment Company upon the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Investment Company within ten days after written notice of such breach is delivered to the Company.

10.2 Notwithstanding any termination of this Agreement, the Investment Company and the Underwriter shall at the option of the Company, continue to make available additional shares of the Investment Company pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investment in the Investment Company, redeem investments in the Investment Company, or .invest in the Investment Company upon the making of additional purchase payments under the Existing Contracts.

10.3 The Company shall not redeem Investment Company shares attributable to the Contracts (as opposed to Investment Company shares attributable to the Company's assets held in any of the Accounts) except (i) as necessary to implement Contract Owner initiated transactions, or (ii) as required by state or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). Furthermore, 'except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Investment Company or the Underwriter ninety (90) days notice of its intention to do so.

                               ARTICLE XI. NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Investment Company:

          909 A Street
          Tacoma, Washington 98402
          Attention: Karl J. Ege, Esq.

     If to the Company:

         One Tower Lane
         Suite 3000
         Oakbrook Terrace, IT.
         60181
         Attention: General Counsel

     If to the Underwriter:

         909 A. Street
         Tacoma, Washington 98402
         Attention: Karl J. Ege, Esq.

                           ARTICLE XII. MISCELLANEOUS

12.1 All persons dealing with the Investment Company must look solely to the property of the Investment Company for the enforcement of any claims against the Investment Company as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Investment Company.

12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5 If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable life insurance operations of the Company are being conducted in a manner consistent with the

California Variable Life Insurance Regulations and any other applicable law or regulations.

12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under. state and federal laws.

12.8 This Agreements or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

12.9 The Master Trust Agreement dated 11 July 1996, as amended from time to time, establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name Russell Insurance Funds means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and signed by the President of the Investment Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Investment Company as provided in its Master Trust Agreement.

12.10 In the event of the termination of this Agreement, the parties agree that
ARTICLE VIII and Section 12.6 shall remain in effect after termination.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and on behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first written above.

ATTEST:                                 COVA FINANCIAL SERVICES LIFE
                                        INSURANCE COMPANY


/s/ [ILLEGIBLE SIGNATURE]               BY: /s/ [ILLEGIBLE SIGNATURE]
-------------------------------------       ------------------------------------
Secretary                                   President


                                        RUSSELL INSURANCE FUNDS


/s/ [ILLEGIBLE SIGNATURE]               BY: /s/ [ILLEGIBLE SIGNATURE]
-------------------------------------       ------------------------------------
Assistant Secretary                         President


ATTEST:                                 RUSSELL FUND DISTRIBUTORS, INC.


/s/ [ILLEGIBLE SIGNATURE]               BY: /s/ [ILLEGIBLE SIGNATURE]
-------------------------------------       ------------------------------------
Secretary                                   President

                                   SCHEDULE A

                                    ACCOUNTS

Name of Account                     Date of Resolution of Company's
                                    Board which Established the Account

Cova Variable Annuity Account One   February 24, 1987

                                   SCHEDULE B

                                    CONTRACTS

1. Contract Form Numbers:

                              XL - 407
                              CL - 407
                              XL - 617
                              CL - 617

2. Funds currently available to act as investment vehicles for certain of the above listed contracts:

     Russell Insurance Funds:   Multi-Style Equity Fund
                                Aggressive Equity Fund
                                Non-U.S. Fund
                                Core Bond Fund